Exhibit 21

SUBSIDIARIES AND EQUITY ENTITIES OF THE REGISTRANT

(As of December 31, 2008)

(Reported Under Item 601 of Regulation S-K)

Name	State or Country of Organization
Alcoa Domestic LLC	Delaware
Alcoa Securities Corporation	Delaware
Alcoa Materials Management, Inc.	Delaware
AEES Inc.	Delaware
AEES Holding L.L.C.	Delaware
AFL Europe GmbH	Germany
Alcoa Fujikura de Mexico, S. de R.L. de C.V.	Mexico
Howmet International Inc.	Delaware
Howmet Holdings Corporation	Delaware
Howmet Corporation	Delaware
Howmet Castings & Services, Inc.	Delaware
Alcoa International Holdings Company	Delaware
Alcoa Luxembourg S.à.r.l.	Luxembourg
Alcoa Europe Holding B.V.	Netherlands
Alcoa Europe S.A.	Switzerland
Norsk Alcoa Holdings AS	Norway
Alcoa Global Treasury Services S.à.r.l.	Luxembourg
Alcoa Inversiones España S.L.	Spain
Alcoa Inespal, S.A.	Spain
Alúmina Española, S.A.	Spain
Alúminio Español, S.A.	Spain
Alcoa Inversiones Internacionales S.L.	Spain
Alcoa-Köfém Kft.	Hungary
Alcoa Extrusión Internacional Holding S.L.	Spain
Sapa AB1	Sweden
Alcoa Alumínio S.A.	Brazil
Alcoa Automotive GmbH	Germany
Alcoa à Íslandi ehf	Iceland
Alcoa Inter-America, Inc.	Delaware
Alcoa International (Asia) Limited	Hong Kong
Alcoa Australian Holdings Pty. Ltd.	Australia
Alcoa of Australia Limited	Australia
Alcoa UK Holdings Limited	United Kingdom
Alcoa Manufacturing (G.B.) Limited	United Kingdom
Sapa AB1	Sweden
Alcoa World Alumina LLC[2]	Delaware
AAC Holdings Company	Delaware
Alcoa Minerals of Jamaica, L.L.C.	Delaware
Suriname Aluminum Company, L.L.C.	Delaware
Alumax Inc.	Delaware
Kawneer Germany, Inc.	Delaware
Alcoa GmbH	Germany
Alumax Mill Products, Inc.	Delaware
Aluminerie Lauralco, Inc.	Delaware
Alcoa-Lauralco Management Company	Nova Scotia
Alcoa WolinBec Company	Quebec

Name	State or Country of Organization
Laqmar Quebec G.P.	Quebec
Alcoa-Aluminerie de Deschambault L.P.	Quebec
Alcoa Canada-Foreign Investment Company	Nova Scotia
Luxcoa L.L.C.	Delaware
Alcoa-Lauralco Holdings Company	Nova Scotia
Cordant Technologies Holding Company	Delaware
Alcoa Global Fasteners, Inc.	Delaware
Huck International, Inc.	Delaware
Reynolds Metals Company	Delaware
Reynolds International, Inc.	Delaware
RMCC Company	Delaware
Alcoa Canada Ltd.	Quebec
Alcoa Ltd.	Quebec
Reynolds Bécancour, Inc.	Delaware
RB Sales Company, Limited	Delaware
RMC Delaware, Inc.	Delaware

The names of particular subsidiaries and equity entities have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a “significant subsidiary” as that term is defined in Regulation S-X under the Securities Exchange Act of 1934.

[1]

This entity is a joint venture between Alcoa and Orkla ASA’s Sapa Group in which Alcoa holds a 45.45% equity investment. Alcoa Extrusión Internacional Holding S.L. holds 17.64% and Alcoa International Holdings Company holds 27.81% of Alcoa’s 45.45% equity investment. Alcoa agreed to exchange its interest in Sapa AB for an interest in Elkem Aluminium ANS, as described above in this report.

[2]	Registered to do business in Alabama, Arkansas, California, Florida, Georgia, Louisiana, North Carolina, Pennsylvania and Texas under the name of Alcoa World Chemicals.